SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 12th day of December, 2017, by and among Mercari Communications Group, Ltd., a Colorado corporation (the “Company”), AiXin (BVI) International Group Co., Ltd., a British Virgin Islands corporation (“AiXin BVI”), and Quanzhong Lin, the owner of all of the outstanding shares of AiXin BVI (the “Stockholder”).

Preliminary Statement

The Company is a publicly traded company whose shares of common stock are quoted on OTC Pink under the symbol “MCAR.” The Company is a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without active business operations or significant assets.

AiXin BVI was recently organized for the sole purpose of acquiring, and now owns, all of the outstanding shares of HK AiXin International Group Co., Limited, a Hong Kong company (“AiXin HK”). AiXin HK was formed as an intermediate holding company in February 2016 for the sole purpose of acquiring, and it now owns, all of the outstanding shares of Chengdu AiXin Zhonghong Biological Technology Co., Ltd., a Chinese company (“AiXin Zhonghong”), which markets and sells premium-quality nutritional products in China.

The Stockholder owns all of the outstanding shares of AiXin BVI (the “AiXin BVI Shares”).

The Company desires to acquire 100% of the issued and outstanding shares of AiXin BVI from the Stockholder in exchange for the issuance of an aggregate of 227,352,604 shares of the common stock of the Company (the “Exchange Shares”), and the Stockholder is willing to exchange the AiXin BVI Shares for the Exchange Shares on the terms and subject to the conditions set forth herein (the “Exchange”). Upon consummation of the Exchange, AiXin BVI will become a wholly-owned subsidiary of the Company.

The boards of directors of the Company and AiXin BVI have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their respective stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AIXIN BVI

As an inducement to, and to obtain the reliance of the Company, except as set forth in the AiXin BVI Schedules (as defined in Section 1.11 below) annexed hereto, AiXin BVI (which for purposes of this Article I includes AiXin HK and AiXin Zhonghong, unless the context requires otherwise) represents and warrants as follows:

Section 1.01 Incorporation. AiXin BVI is a corporation duly incorporated, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. AiXin BVI has delivered to the Company or its representatives complete and correct copies of the Memorandum of Association and Articles of Association of AiXin BVI, each as in effect on the date hereof (collectively, the “AiXin BVI Charter Documents”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of AiXin BVI’s Charter Documents. AiXin BVI has taken all actions required by law, the AiXin BVI Charter Documents, or otherwise to authorize the execution and delivery of this Agreement. AiXin BVI has full power, authority, and legal capacity and has taken all action required by law, the AiXin BVI Charter Documents, and otherwise to consummate the transactions herein contemplated.

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Section 1.02 Subsidiaries. Except for AiXin HK and its wholly-owned subsidiary, AiXin Zhonghong (for purposes of this Agreement together with AiXin HK, the “Subsidiaries”), AiXin BVI does not own, beneficially or of record, any shares of or control any other corporation.

Section 1.03 Approval of Agreement. The Board of Directors of AiXin BVI has authorized the execution and delivery of this Agreement by AiXin BVI and the transactions contemplated hereby, and has recommended to the Stockholders that the Exchange be accepted.

Section 1.04 Valid Obligation. This Agreement and all other agreements executed by AiXin BVI in connection herewith constitute valid and binding obligations of AiXin BVI, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.05 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which AiXin BVI or the Subsidiaries is a party or to which any of their respective assets, properties or operations are subject.

Section 1.06 Capitalization. As of the date hereof, the authorized capital of AiXin BVI consists of 50,000 common shares, of which 10 common shares are issued and outstanding. The issued and outstanding common shares of AiXin BVI are validly issued, fully paid, and non-assessable and have not been issued in violation of the preemptive or other rights of any person. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of AiXin BVI.

Section 1.07 Financial Statements.

(a) AiXin BVI has made available to the Company correct and complete copies of (i) the audited balance sheets of AiXin Zhonghong as of December 31, 2016 and 2015 (the “AiXin Zhonghong Balance Sheets”) and the related audited statements of operations and comprehensive loss, stockholders’ equity (deficit) and cash flows for the fiscal years ended December 31, 2016 and December 31,2015, together with the notes to such statements and the report of its independent certified public accountants with respect thereto, and the unaudited interim balance sheets of AiXin Zhonghong as of September 30, 2017 and 2016 and the related unaudited statements of operations and comprehensive loss and cash flows for the nine months ended September 30, 2017 and September 30, 2016, together with the notes to such statements (collectively, the “AiXin Zhonghong Financial Statements”).

(b) The AiXin Zhonghong Financial Statements (including any related notes thereto) were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial positions of AiXin Zhonghong at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of AiXin Zhonghong (“Material Adverse Effect”). The balance sheets of AiXin Zhonghong included in the AiXin Zhonghong Financial Statements are true and accurate and present fairly as of their respective dates the financial condition of AiXin Zhonghong. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, AiXin Zhonghong had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets of AiXin Zhonghong or the notes thereto prepared in accordance with U.S. GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of AiXin Zhonghong, in accordance with U.S. GAAP. The statements of operations, stockholders’ equity and cash flows of AiXin Zhonghong reflect fairly the information required to be set forth therein by U.S. GAAP. All of AiXin Zhonghong’s assets are reflected in the AiXin Zhonghong Financial Statements, and, except as set forth in the AiXin BVI Schedules or the AiXin Zhonghong Financial Statements or the notes thereto, AiXin Zhonghong has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

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(c) AiXin BVI and each of the Subsidiaries has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and AiXin BVI and each of the Subsidiaries has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(d) The books and records, financial and otherwise, of AiXin BVI and each of the Subsidiaries are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(e) AiXin BVI and AiXin HK have not conducted any business operations and as of the date hereof the liabilities and commitments of AiXin BVI and AiXin HK in the aggregate are not in excess of $10,000.

Section 1.08 Absence of Certain Changes or Events. Since September 30, 2017 (the “Cut-Off Date”):

(a) There has not been (i) any material adverse change in the business, operations, properties, assets or condition of AiXin BVI or the Subsidiaries, or (ii) any damage, destruction or loss suffered by AiXin BVI or the Subsidiaries (whether or not covered by insurance), materially and adversely affecting the business, operations, properties, assets or condition of AiXin BVI or the Subsidiaries.

(b) AiXin BVI has not (i) amended the AiXin BVI Charter Documents; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of its business or material considering its business; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees.

(c) Neither AiXin BVI nor the Subsidiaries has (i) granted any options, warrants or rights to purchase, or issued any of its securities; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the Balance Sheet and current liabilities incurred since the Cut-Off Date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering its business; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

(d) Neither AiXin BVI nor either Subsidiary has become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, its business, operations, properties, assets or condition.

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Section 1.09 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of AiXin BVI after reasonable investigation, threatened by or against it or either of the Subsidiaries or affecting them or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. AiXin BVI does not have any knowledge of any material default on its part or on the part of either of the Subsidiaries with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. Neither AiXin BVI nor either of the Subsidiaries is a party to or bound by, and none of its or their properties are subject to, any judgment, order, writ, injunction, decree, or award.

Section 1.10 Compliance With Laws and Regulations. AiXin BVI and each of the Subsidiaries has complied with all applicable statutes and regulations of any national, provincial, municipal or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect its business, operations, properties, assets, or condition, except to the extent that noncompliance would not result in the occurrence of any material liability.

Section 1.11 AiXin BVI Disclosure Schedules. AiXin BVI has delivered to the Company a schedule of any exceptions to the representations made herein (the “AiXin BVI Schedules”), certified by the chief executive officer of AiXin BVI as complete, true, and correct as of the date of this Agreement in all material respects. AiXin BVI shall cause the AiXin BVI Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.12 PRC Laws and Regulations. To the best knowledge AiXin BVI, AiXin Zhonghong is in compliance with all applicable laws and regulations of the PRC and the provincial and local governments in which it is located or conducts business, and all material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of their respective businesses have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

Section 1.13 Information. The information concerning AiXin BVI and each of the Subsidiaries set forth in this Agreement and in the AiXin BVI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, AiXin BVI has fully disclosed in writing to Company (through this Agreement or the AiXin BVI Schedules) all information relating to matters involving AiXin BVI and the Subsidiaries or their respective assets or present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of AiXin BVI and the Subsidiaries considered as a single entity or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on AiXin BVI and the Subsidiaries considered as a single entity, their respective assets, operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company as follows:

Section 2.01 Good Title. The Stockholder is the record and beneficial owner, and has good title to the AiXin BVI Shares, with the right and authority to sell and deliver the AiXin BVI Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of the Company as the new owner of the AiXin BVI Shares in the share register of AiXin BVI, the Company will receive good title to the AiXin BVI Shares, free and clear of all liens. Upon consummation of the Exchange, all of the outstanding shares of AiXin BVI will be held by the Company.

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Section 2.02 Power and Capacity; Binding Effect. The Stockholder has the legal power and capacity to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform the Stockholder’s obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with the terms hereof.

Section 2.03 No Conflicts. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the Stockholder’s obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Stockholder and (c) will not violate or breach any contractual obligation to which the Stockholder is a party.

Section 2.04 Stockholder is Not a U.S Person and is Acquiring Exchange Shares in an Off-Shore Transaction.

(a) The Stockholder understands that it is intended that, and the Company is offering and issuing the Exchange Shares to the Stockholder in reliance on an exemption from the registration requirements of the Securities Act under Regulation S promulgated under the Securities Act (“Regulation S”) based upon the following representations and warranties of the Stockholder: The Stockholder is not a “U.S. Person,” as defined in Rule 902(k) of Regulation S and the issuance and sale of the Exchange Shares will occur in an “off-shore transaction,” as defined in Rule 902 (h) of Regulation S. The Stockholder has no intention of becoming a U.S. Person, and at the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Stockholder was outside of the United States.

Stockholder understands and acknowledges that each certificate representing the Exchange Shares will be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(b) The Stockholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(c) The Stockholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in the Company and its securities. To the full satisfaction of the Stockholder, the Stockholder has been furnished all materials that he has requested relating to the Company and the issuance of the Exchange Shares hereunder, and the Stockholder has been afforded the opportunity to ask questions of the Company’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Stockholder. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Stockholder has relied in making an exchange of the AiXin BVI Shares for the Exchange Shares.

(d) The Stockholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely. The Stockholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, the Company’s compliance with the reporting requirements under the Exchange Act).

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(g) The Stockholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Stockholder under this Section 2.04 shall survive the Closing for the period set forth in Section 6.11.

Section 2.05 Additional Legends; Consent. The Stockholder consents to the Company making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of AiXin BVI and the Stockholder, except as set forth in the Company Schedules or the Company SEC Reports (as each of those terms is hereinafter defined), the Company represents and warrants as follows:

Section 3.01 Organization. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Colorado and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The Company has made available to AiXin BVI and the Stockholder or there is included on the Securities and Exchange Commission’s website (“EDGAR”) complete and correct copies of the articles of incorporation and bylaws of the Company, each as in effect on the date hereof (together, the “Company Charter Documents”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Company Charter Documents. The Company has taken all action required by law, its Charter Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Charter Documents, or otherwise to consummate the transactions herein contemplated.

Section 3.02 Subsidiaries. Except as disclosed in the Company SEC Reports (as defined in Section 3.07 below), the Company does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 3.03 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 3.04 Valid Obligation. This Agreement and all agreements and other documents executed by Acquirer in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.05 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 3.06 Capitalization.

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(a) The authorized capital stock of the Company consists of 950,000,000 shares of common stock, par value $0.00001 per share, of which there will be 317,988,089 common shares outstanding, after giving effect to the transaction contemplated hereby and the issuance of an aggregate of 45,224,085 shares to three individuals for services rendered to the Company, and 20,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company. No shares of the Company’s common stock were reserved for issuance upon the exercise of outstanding options to purchase the common stock; no shares of common stock were reserved for issuance upon the exercise of outstanding warrants to purchase shares of Company common stock; and no shares of common stock were reserved for issuance upon the conversion of any outstanding convertible notes, debentures or other securities. All outstanding shares of the Company’s common stock have been issued and granted in compliance with all applicable securities laws and (in all material respects) other applicable laws and regulations.

(b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There is no plan or arrangement to issue shares of the Company’s common stock, except as set forth in this Agreement.

Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company, and there are no agreements to which Company is a party, or of which the Company has knowledge, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 3.07 SEC Filings; Financial Statements.

(a) The Company has made available to AiXin BVI and the Stockholders a correct and complete copy, or there has been available on EDGAR, copies, of each report, registration statement and definitive proxy and information statement filed by the Company with the SEC since June 1, 2016 (the “Company SEC Reports”). As of their respective dates, the Company SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Included in the Company SEC Reports are the audited balance sheets of the Company as of May 31, 2017 and 2016 and the related audited statements of operations, stockholders’ equity and cash flows for May 31, 2017 and 2016, together with the notes to such statements and the opinion of its independent certified public accountants, with respect thereto.

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(c) Each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole (“Material Adverse Effect”). The balance sheets of the Company included in the Company SEC Reports are true and accurate and present fairly as of their respective dates the financial condition of the Company. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with U.S. GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with U.S. GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by U.S GAAP. Except as set forth in the Company Schedules, the Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(d) The Company has no material liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(e) Except as set forth in the Company Schedules, the Company has timely filed (or filed requests for extensions of time within which to file) all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with U.S. GAAP consistently applied throughout the periods involved.

Section 3.08 Absence of Certain Changes or Events. Since August 31, 2017:

(a) There has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company.

(b) The Company has not (i) amended the Company Charter Documents, except as may be required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business and as contemplated hereby; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees.

(c) The Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

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(d) The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 3.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, except as disclosed in the Company Schedule 3.09. The Company is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.10 Compliance With Laws and Regulations. The Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.

Section 3.11 Company Schedules. The Company has delivered to AiXin BVI and the Stockholder the following schedules, which are collectively referred to as the “Company Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) a schedule of any exceptions to the representations made herein; and

(e) a schedule containing the other information requested herein.

The Company shall cause the Company Schedules and the instruments and data delivered to AiXin BVI and the Stockholder hereunder to be promptly updated after the date hereof up to and including the Closing Date.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, the Stockholder by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the AiXin BVI Shares, constituting all of the outstanding shares of AiXin BVI. In exchange for the AiXin BVI Shares, the Company shall issue to the Stockholder 227,352,604 shares of the Company’s common stock. Upon the surrender of the certificate or certificates representing the AiXin BVI Shares to the Company or its registrar or transfer agent, the Stockholder shall be entitled to receive a certificate or certificates evidencing the Exchange Shares.

Section 4.02 Closing. The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur contemporaneously with the execution of this Agreement by the Company, AiXin BVI and the Stockholder and the delivery of the AiXin BVI Shares to the Company or its transfer agent in exchange for the Exchange Shares, as described in Section 4.01 herein.

Section 4.03 Closing Events. At the Closing, or as soon as reasonably practicable thereafter, the Company, AiXin BVI and the Stockholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

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ARTICLE V

SPECIAL COVENANTS

Section 5.01 Delivery of Books and Records. At the Closing, AiXin BVI shall deliver to the Company, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of AiXin BVI and of the Subsidiaries which is now in the possession of AiXin BVI or its representatives.

Section 5.02 Third Party Consents and Certificates. AiXin BVI and the Company agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.03 Indemnification.

(a) AiXin BVI hereby agrees to indemnify the Company and each of the officers, agents and directors of the Company as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b) The Stockholder agrees to indemnify the Company and each of the officers, agents and directors of the Company as of the date of execution of this Agreement against any Loss, to which he may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 5.04 The Acquisition of Exchange Shares.

(a) AiXin BVI and the Company understand and agree that the consummation of this Agreement including the issuance of the Exchange Shares to the Stockholder in exchange for the AiXin BVI Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes. AiXin BVI and the Company agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(b) In connection with the transaction contemplated by this Agreement, AiXin BVI and the Company shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, the Company, AiXin BVI and the Stockholder shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as the Company or AiXin BVI and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(cd) The Stockholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

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ARTICLE VI

MISCELLANEOUS

Section 6.01 Brokers. AiXin BVI, the Stockholder and the Company agree that, except as set out on Schedule 6.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. AiXin BVI and the Stockholder, on the one hand, and the Company, on the other hand, agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 6.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Colorado. Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 6.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed to the recipient at such address as it has provided to the other parties hereto at the time of execution of this Agreement or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 6.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.05 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 6.06 Third Party Beneficiaries. This Agreement is strictly between AiXin BVI, the Stockholder and the Company, and, except as specifically provided, no director, officer, stockholder (other than the Stockholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 6.07 Expenses. Each of AiXin BVI and the Company will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 6.08 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.09 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 6.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 6.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

[signature page is on following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

AiXin (BVI) International Group Co., Ltd.

By:	/s/Quanzhong Lin
Quanzhong Lin
Chief Executive Officer

Mercari Communications Group, Ltd.

By:	/s/Quanzhong Lin
Quanzhong Lin
President and Chief Executive Officer

The Stockholder

/s/Quanzhong Lin
Quanzhong Lin

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Share Exchange Agreement

AiXin BVI Schedules

Exceptions to Representations

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Share Exchange Agreement

Company Schedules

Exceptions to Representations

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